UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 6, 2005

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On July 8, we issued a press release describing various changes that we are making to our operations in North Carolina where we have acted as the marketing, processing, and servicing agent for payday cash advances made by a lending bank to its customers.  The press release is attached hereto as Exhibit 99.1 to this current report.

Under the agency business model, we operate as a processing, marketing, and servicing agent in certain states for Federal Deposit Insurance Corporation (“FDIC”) supervised, state chartered lending banks, which make payday cash advances to their customers through our payday cash advance centers.  On March 2, 2005, the FDIC issued revised Payday Lending Guidance (the “FDIC Guidance”) to FDIC-supervised institutions that offer payday cash advances, including the lending banks for which we act as an agent.  The FDIC Guidance limits the frequency of borrower usage of payday cash advances and limits the period a customer may have payday cash advances outstanding from any lender to an aggregate of three months during the previous 12-month period.

We have historically operated in North Carolina as a marketing, processing, and servicing agent for Republic Bank & Trust, a Kentucky bank (“Republic”).  On July 5, 2005, and effective July 6, 2005, we terminated our marketing and servicing agreement with Republic and entered into a new marketing and servicing agreement (the “First Fidelity Agreement”) with First Fidelity Bank, a South Dakota bank (“First Fidelity”), to operate as a marketing, processing, and servicing agent for payday cash advances and installment loans made by First Fidelity in our 117 payday cash advance centers in North Carolina.

Pursuant to the First Fidelity Agreement, First Fidelity will be contractually obligated for all losses on payday cash advances and installment loans to its customers in North Carolina.  Under our terminated marketing and servicing agreement with Republic, Republic was contractually obligated for the losses on its payday cash advances in an amount established as a percentage of the fees and interest charged by Republic to its customers.  Therefore, under the terminated agreement with Republic, if actual payday cash advance losses by Republic exceeded the percentage specified in its marketing and servicing agreement with us, our marketing, processing, and servicing fees were reduced by the excess.  The First Fidelity Agreement does not provide for any adjustments to our marketing, processing, and servicing fees based on losses.

Under the terms of the First Fidelity Agreement, payday cash advances will be offered in North Carolina by First Fidelity within the limits of the FDIC Guidance, and customers will effectively be limited to six payday cash advances during any 12-month period.  In response to the FDIC Guidance, First Fidelity also intends to offer an installment loan product to its customers for which we will also act as marketing, processing, and servicing agent.  The installment loan product will generally have bi-weekly payments amortized over a three- or four-month period.  First Fidelity will establish all of the underwriting criteria and utilize third-party credit scores to determine whether to approve an installment loan for a customer.  All of the terms, conditions, and features of the installment loan agreements between First Fidelity and its customers are determined by First Fidelity.  First Fidelity will fund all loans and we do not expect to repurchase or participate in the loans.  We will deposit, on behalf of First Fidelity, all repayments of installment loans, interest, and fees in First Fidelity’s accounts, and First Fidelity will pay to us our marketing, processing, and servicing fees for the installment loans.

We expect that the fee paid to us by First Fidelity for acting as the marketing, processing, and servicing agent for First Fidelity for installment loans will be greater than the fee paid to us with respect to a payday cash advance.  However, we expect that our total revenue for our operations under the agency business model will be reduced because (1) the FDIC Guidance limits the number of payday cash advances that may be made, (2) the more stringent underwriting standards that we expect the lending banks to apply for installment loans will likely reduce the number of eligible customers, and (3) the longer duration of installment loans will likely result in fewer installment loan transactions than payday cash advances that would have been made in the same period.  As a result, we expect that we will retain approximately 60-80% of our revenue in Pennsylvania, Arkansas, and North Carolina where we will continue to act as a marketing, processing, and servicing agent for lending banks under the agency business model.  It is difficult for us to predict, however, what those revenues may be given the numerous uncertainties associated with predicting consumer demand for a new product; with anticipating the effect of new underwriting standards for that product by the lending banks; and with marketing, processing, and servicing a new product.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements.  All statements other than historical information or statements of current condition contained in this Current Report, including statements regarding our future financial performance, our business strategy, and expected developments in the payday cash advance services industry, are forward-looking statements.  The words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements on our current views and expectations.  Although we believe that the views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable.  These risks, uncertainties, and other factors could cause the actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties, and factors include, but are not limited to:

•                  the effect that compliance with the revised FDIC payday lending guidance may have on the lending banks and our results of operations from the agency business model;

•                  federal and state governmental regulation of payday cash advance services, consumer lending, and related financial services businesses;

•                  our ability to efficiently and profitably market, process, and service a new installment loan product and introduce and manage a credit services organization business and a check-cashing business;

•                  customer demand and response to services and products offered at our payday cash advance, check-cashing, or credit services centers;

•                  the extent to which revised levels of underwriting analysis by the lending banks for installment loans may cause fewer customers to qualify for extensions of credit;

•                  the uncertainty of consumer and investor reception to our involvement with installment loan products, credit services, and check-cashing services;

•                  the accuracy of our estimates of payday cash advance, installment loan, or credit services losses;

•                  current and future litigation and regulatory proceedings against us, including but not limited to those against us in Florida, Georgia, and North Carolina;

•                  our relationships with the lending banks and with the banks party to our revolving credit facility;

•                  the possibility that we may have to permanently cease our operations in Georgia and North Carolina;

•                  theft and employee errors;

•                  the availability of adequate financing, suitable payday cash advance centers, and experienced management employees to implement our growth strategy;

•                  increases in interest rates, which would increase our borrowing costs;

•                  the fragmentation of the payday cash advance services industry and competition from various other sources, such as other payday cash advance providers, small loan providers, short-term consumer lenders, banks, savings and loans, and other similar financial services entities, as well as retail businesses that offer consumer loans or other products or services similar to those offered by us; and

•                  our lack of product and business diversification.

We expressly disclaim any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in our views or expectations, or otherwise. We make no prediction or statement about the performance of our shares of common stock.

You are cautioned not to rely unduly on any forward-looking statements.  These risks and uncertainties are discussed in more detail in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the U.S. Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description

99.1	Press Release, dated July 8, 2005, of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2005

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

	By:	/s/ John T. Egeland
John T. Egeland
President

Exhibit
Number	Description

99.1	Press Release, dated July 8, 2005, of Advance America, Cash Advance Centers, Inc.